EXHIBIT 4.2

Form of Advisory Board Option Agreement by and between Astoria Financial Corporation and Former Director of Long Island Bancorp, Inc. dated September 30, 1998.

                                  EXHIBIT 4.2
                                  -----------

   Form of Advisory Board Opinion Agreement by and between Astoria Financial
          Corporation and Former Director of Long Island Bancorp, Inc.
                            dated September 30, 1998.




                         ADVISORY BOARD OPTION AGREEMENT
                         -------------------------------



          This OPTION AGREEMENT ("Agreement") is made and entered into as of the ___ day of ________, 1998 by and between ASTORIA FINANCIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Corporation") and ___________________ residing at _______________________
("Advisory Director").



                               W I T N E S S E T H :
                               --------------------


          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of April 2, 1998, by and between the Corporation and Long Island Bancorp, Inc., as amended ("Merger Agreement"), the Corporation will purchase all of the outstanding common stock of Long Island Bancorp, Inc. ("Seller") and will cause the Seller to be merged with and into the Corporation; and

          WHEREAS, pursuant to the Merger Agreement, the Corporation has agreed to cause certain members of the Seller's board of directors as of April 2, 1998 who are willing to serve to be elected or appointed as members of a newly formed advisory board of the Corporation and to provide compensation for such services in part through a grant of options as hereinafter provided; and

          WHEREAS, the Advisory Director was a member of the Seller's board of directors as of April 2, 1998 and is willing to serve in such position;

          NOW, THEREFORE, the Advisory Director and the Corporation agree as follows:


          SECTION 1. GRANT OF OPTION.

          The Corporation hereby grants, and the Advisory Director hereby accepts the Corporation's grant of, an option, on the terms and conditions hereinafter set forth, to purchase 4,000 shares of the Corporation's common stock, par value $.01 per share (each, an "Optioned Share") at an exercise price equal to the closing sales price for a share of the Corporation's common stock, par value $.01 per share ("Common Stock") on September 30, 1998, as reported in the New York City edition of THE WALL STREET JOURNAL ("Exercise Price"). It is not intended that any of the Options granted hereunder qualify as incentive stock options described in section 422 of the Internal Revenue Code of 1986 ("Code").

          SECTION 2. TERM AND EXERCISE OF OPTIONS.

          (a) Each Option shall be exercisable as to an Optioned Share at any time beginning on the date of this Agreement and ending on the date ten years after the date of this Agreement ("Expiration Date").

          (b) The Option shall be exercisable in whole or in part; PROVIDED, HOWEVER, that no partial exercise of the Option shall be for an aggregate Exercise Price of less than One Thousand Dollars ($1,000). The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of the Option, this Agreement, marked with any notations deemed appropriate by the Corporation, shall be returned to the Advisory Director together with the delivery of the certificates described in section 2(e) hereof.

          (c) The Option shall be exercised by delivering notice to the Corporation's principal office to the attention of its Corporate Secretary. Such notice shall be accompanied by this Agreement, shall specify the number of Optioned Shares with respect to which the Option is being exercised and shall be signed by the Advisory Director. The effective date of the proposed exercise shall be as soon as practicable following the date on which the properly completed notice is delivered to the Corporate Secretary and shall be in no event later than three business days after such date. Payment for Optioned Shares purchased upon the exercise of the Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer or (ii) subject to the approval of the Corporation, in shares of Common Stock owned by the Advisory Director and valued at their Fair Market Value (as defined in section 8 hereof) on the effective date of such exercise, or partly in shares of Common Stock with the balance in cash, by certified check, bank cashier's check or wire transfer. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Corporate Secretary of the Corporation, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Corporate Secretary of the Corporation shall require from time to time.

          (d) During the life of the Advisory Director, the Option shall be exercisable only by him. The Option shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

          (e) Certificates for shares of Common Stock purchased upon the exercise of the Option shall be issued in the name of the Advisory Director (or in the name of the person(s) designated by the Advisory Director) and delivered to the Advisory Director (or the person(s) designated by the Advisory Director) as soon as practicable following the effective date on which the Option is exercised.

          (f) The exercise of all or any portion of the Option shall have the effect of reducing the number of Optioned Shares by the number of shares of Common Stock acquired upon such exercise. At the close of business on the Expiration Date, the number of Optioned Shares available for purchase shall be reduced to zero.

          SECTION 3. CERTAIN ADJUSTMENTS IN THE OPTION.

          (a) Subject to any required action by the shareholders of the Corporation, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only in shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, the Corporation shall proportionally adjust the number of shares of Common Stock subject to the Option and the Exercise Price per Optioned Share.

          (b) Subject to any required action by the shareholders of the Corporation, in the event that the Corporation shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Option, to the extent outstanding on the date of such merger or consolidation, shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such Option on such date would have received in such merger or consolidation, and an appropriate adjustment shall be made in the Exercise Price.

          (c) In the event of (i) a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Corporation's assets, (iii) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation or (iv) a merger or consolidation involving the Corporation in which the Corporation is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Corporation shall either:

          (A) cancel, effective immediately prior to the occurrence of such event, the Option and, in full consideration of such cancellation, pay to the Advisory Director an amount in cash, for each Optioned Share then subject to the Option, equal to the excess of (I) the value, as determined by the Corporation in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (II) the Exercise Price; or

          (B) provide for the exchange of the Option for an option on some or all of the property for which the Common Stock of the Corporation is exchanged and, incident thereto, make an equitable adjustment as determined by the Corporation in its absolute discretion in the Exercise Price, or the number of shares or amount of property subject to the Option, or both, or, if appropriate, provide for a cash payment to the Advisory Director in partial consideration for the exchange of the Option.

The Corporation shall take the same action under this section 3(c) as it takes under any similar provision of the stock options granted to executive officers of the Corporation.

          (d) In the event of any change in the capitalization of the Corporation or corporate change other than those specifically referred to in sections 3(a), (b), or (c) hereof, the Corporation shall make such adjustments in the number and class of shares subject to the Option outstanding on the date on which such change occurs and in the Exercise Price as is appropriate to prevent dilution or enlargement of rights.

          (e) Except as expressly provided herein, the Advisory Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Corporation or any other corporation. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Optioned Shares.


          SECTION 4. RIGHTS AS A STOCKHOLDER.

          No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to the Option until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in section 3 hereof, no adjustment to the Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.


          SECTION 5. WITHHOLDING TAXES.

          (a) Whenever shares of Common Stock are to be issued upon the exercise of the Option, the Corporation shall have the right to require the Advisory Director to remit to the Corporation in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise payment prior to the delivery of any certificate or certificates for such shares.

          (b) At the election of the Advisory Director, but subject to the approval of the Corporation, when shares of Common Stock are to be issued upon the exercise of the Option, in lieu of the remittance required by section 5(a) hereof, the Advisory Director may tender to the Corporation a number of shares of Common Stock determined by him, the Fair Market Value (as defined in section 8 hereof) of which at the tender date the Corporation determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or grant and not greater than the Advisory Director's estimated total federal, state and local tax obligations associated with such exercise.

          (c) At the election of the Advisory Director, but subject to the approval of the Corporation, when shares of Common Stock are to be issued upon the exercise of the Option, in lieu of the remittance required by section 5(a) hereof, the Corporation shall withhold a number of such shares determined by the Advisory Director, the Fair Market Value (as defined in section 8 hereof) of which at the exercise date the Corporation determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Advisory Director's estimated total federal, state and local tax obligations associated with such exercise.

          SECTION 6. NO OBLIGATION TO EXERCISE.

          The grant to the Advisory Director of the Option shall impose no obligation to exercise such Option.


          SECTION 7. TRANSFERS UPON DEATH.

          Upon the death of the Advisory Director, the Option may be exercised only by the executors or administrators of the Advisory Director's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Corporation may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Advisory Director and to be bound by the acknowledgments made by the Advisory Director in connection with the grant of the Option. Except as provided in this section 7, the Option shall not be transferable and may only be exercised during the Advisory Director's lifetime by the Advisory Director.


          SECTION 8. DEFINITION OF FAIR MARKET VALUE.

          The "Fair Market Value" of a share of Common Stock on any date means:
(i) the average of the highest and lowest reported sales prices on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange (including the Nasdaq Stock Market as a national securities exchange for this purpose) on which the shares of Common Stock are then listed or admitted to trading; or (ii) if shares of Common Stock are not listed or admitted to trading on any such exchange, the average of the closing high bid and low asked quotations with respect to a share of Common Stock on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Corporation, then in use; or (iii) if sections 8(i) and (ii) are not applicable, the fair market value of a share of Common Stock as the Corporation may determine in good faith.


          SECTION 9. REGISTRATION AND DELIVERY OF OPTIONED SHARES.

          The Corporation's obligation to deliver shares of Common Stock under this Agreement shall, if the Corporation so requests, be conditioned upon the receipt of a representation as to the investment intention of the person to whom such shares are to be delivered, in such form as the Corporation shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the shares of Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any shares of Common Stock under this Agreement prior to (a) the admission of such shares of Common Stock to listing on any stock exchange on which Common Stock may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulations as the Corporation shall determine to be necessary or advisable. In the event that the Corporation refuses, pursuant to the preceding sentence, to deliver shares of its Common Stock upon the exercise of the Option, the Corporation shall pay to the Advisory Director in a lump sum in cash not later than the proposed exercise date an amount, for each share of Common Stock with respect to which the Option was proposed to be exercised, in cancellation of such Option with respect to such share, equal to the excess of (i) the Fair Market Value (determined pursuant to section 8) of a share of Common Stock on the proposed exercise date over (ii) the Exercise Price of the Option.


          SECTION 10. REGISTRATION RIGHTS.

          At or as soon as practicable following the effective date provided for in the Merger Agreement, the Corporation shall prepare and file with the Securities and Exchange Commission on Form S-8 (or another substantially equivalent form promulgated by the Securities and Exchange Commission and available to the Corporation) a registration statement covering the issuance of the Optioned Shares in compliance with applicable laws, rules and regulations. Following such filing, the Corporation shall take such actions as are necessary to maintain the effectiveness of such registration through the Expiration Date or, if earlier, the date on which no Optioned Shares remain available for purchase hereunder. Notwithstanding anything contained herein to the contrary, the Corporation's obligations under this section will not require the Corporation to incur any unreasonable expenses.


          SECTION 11. NOTICES.

          Any communication required or permitted to be given hereunder, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

          (a)   If to the Corporation:

                Astoria Financial Corporation
                One Astoria Federal Plaza
                Lake Success, New York  11042-1085

                Attention:  Corporate Secretary
                            -------------------

          (b) If to the Advisory Director, to the Advisory Director's address first above written or specified in any subsequent notice to the Corporation.

No notice given to any party shall be deemed effective as to such party until actually received.

          SECTION 12. SUCCESSORS AND ASSIGNS.

          This Agreement shall inure to the benefit of and shall be binding upon the Corporation and the Advisory Director and their respective heirs, successors and assigns.


          SECTION 13. CONSTRUCTION OF LANGUAGE.

          Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Agreement, unless the context clearly indicates otherwise. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.


          SECTION 14. AMENDMENT.

          This Agreement may be amended, in whole or in part, at any time and from time to time, by written agreement between the Corporation and the Advisory Director.


          SECTION 15. SEVERABILITY.

          A determination that any provision of this Agreement, in whole or in part, is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof or of any part of the provision in question not determined to be unenforceable.


          SECTION 16. WAIVER.

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.


          SECTION 17. COUNTERPARTS.

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          SECTION 18. GOVERNING LAW.

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of law principles of such laws.


          SECTION 19. ENTIRE AGREEMENT.

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof.


          SECTION 20. DISPUTE RESOLUTION.

          Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The arbitration shall be held in Nassau County, New York, or at such other place as may be selected by mutual agreement. The arbitration shall be conducted before a panel of three neutral arbitrators, all of whom shall be members of the Bar of the State of New York, actively engaged in practice of law for at least ten (10) years. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten (10) days after their appointment; if the arbitrators selected by the parties hereto are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the President of the American Arbitration Association or his designee. Either party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that party pending the arbitral tribunal's determination of the merits of the controversy. Neither party nor the arbitrators may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties. The prevailing party shall be entitled to an award of reasonable attorneys' fees.


          SECTION 21. ACCEPTANCE BY ADVISORY DIRECTOR.

          By executing this Agreement and returning a fully executed copy hereof to the Corporation at the address specified in section 11, the Advisory Director
(i) acknowledges receipt of this Agreement and agrees to be bound by the terms and conditions of this Agreement and (ii) acknowledges receipt of the Prospectus dated September 30, 1998 pursuant to which shares of Common Stock which may be acquired upon exercise of options are being offered. If a fully executed copy of this Agreement is not received by the Corporation within forty-five (45) days after the date first above written, the Corporation may revoke the option granted, and thereby avoid all obligations, hereunder.

          IN WITNESS WHEREOF, the Advisory Director has executed, and the Corporation has caused its duly authorized representative to execute, this Agreement as of the date first above written.


                                           ASTORIA FINANCIAL CORPORATION



                                           By:_________________________________
                                                          Signature

                                           Title:______________________________

                                           Date:_______________________________
ATTEST:



_________________________________
              Secretary

[SEAL]
                                           [INSERT NAME OF ADVISORY DIRECTOR]



                                           ____________________________________
                                                          Signature


                                           Date:_______________________________

                  APPENDIX A TO ADVISORY BOARD OPTION AGREEMENT
                STOCK OPTIONS GRANTED PURSUANT TO SECTION 4.13(C)
      OF THE AGREEMENT AND PLAN OF MERGER DATED APRIL 2, 1998 (AS AMENDED)
       BETWEEN ASTORIA FINANCIAL CORPORATION AND LONG ISLAND BANCORP, INC.
                       NOTICE OF EXERCISE OF STOCK OPTION


USE THIS NOTICE TO INFORM THE AFC COMMITTEE ADMINISTERING THE STOCK OPTIONS GRANTED PURSUANT TO SECTION 4.13(C) OF THE AGREEMENT AND PLAN OF MERGER DATED APRIL 2, 1998, AS AMENDED, BY AND BETWEEN ASTORIA FINANCIAL CORPORATION AND LONG ISLAND BANCORP, INC. THAT YOU ARE EXERCISING YOUR RIGHT TO PURCHASE SHARES OF COMMON STOCK OF ASTORIA FINANCIAL CORPORATION ("AFC") PURSUANT TO AN OPTION ("ADVISORY BOARD OPTION") GRANTED UNDER THE PLAN. IF YOU ARE NOT THE PERSON TO WHOM THE OPTION WAS GRANTED ("OPTION RECIPIENT"), YOU MUST ATTACH TO THIS NOTICE PROOF OF YOUR RIGHT TO EXERCISE THE OPTION GRANTED UNDER THE ADVISORY BOARD OPTION AGREEMENT ENTERED INTO BY AFC AND THE OPTION RECIPIENT ("ADVISORY BOARD OPTION AGREEMENT"). THIS NOTICE SHOULD BE PERSONALLY DELIVERED OR MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO: ASTORIA FINANCIAL CORPORATION, ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042, ATTENTION: CAROL O'REILLY. THE EFFECTIVE DATE OF THE EXERCISE OF THE OPTION SHALL BE THE EARLIEST DATE PRACTICABLE FOLLOWING THE DATE THIS PROPERLY COMPLETED NOTICE IS RECEIVED BY AFC, BUT IN NO EVENT MORE THAN THREE BUSINESS DAYS AFTER SUCH DATE ("EFFECTIVE DATE"). EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS ASSIGNED TO THEM UNDER THE OPTION CONVERSION. THIS NOTICE IS SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF THE ADVISORY BOARD OPTION AGREEMENT.

OPTION INFORMATION  Identify below the Option that you are exercising by providing the following information from the Advisory Board Option Agreement.

     NAME OF OPTION HOLDER:     ___________________________________

     EXERCISE PRICE PER SHARE:  $_________.____



EXERCISE PRICE      Compute the exercise price below and select a method
                    of payment.

     TOTAL EXERCISE PRICE  _______________  x  $_________.______ = $__________
                           (No. of Shares)      (Exercise Price)

     METHOD OF PAYMENT

      / / I enclose a certified check, money order, or bank draft payable to the order of Astoria Financial Corporation in the amount of the Total Exercise Price

      / / Net Exercise (subject to approval by the AFC Committee) in which the Option is cancelled as to a number of Shares with an Aggregate Fair Market Value equal to the Total Exercise Price of the Option with the remainder being issued to the Option Holder


ISSUANCE OF CERTIFICATES

     I hereby direct that the stock certificates representing the shares of AFC Common Stock purchased pursuant to section 2 above be issued to the following person(s) in the amount specified below:

           NAME AND ADDRESS                SOCIAL SECURITY NO.    NO. OF SHARES

________________________________________
                                          _______-______-_______  _____________
________________________________________

________________________________________
                                          _______-______-_______  _____________
________________________________________



COMPLIANCE WITH TAX AND SECURITIES LAWS


S  H  I understand that I must rely on, and consult with, my own tax and legal
I  E  counsel (and not Astoria Financial Corporation) regarding the application
G  R  of all laws -- particularly tax and securities laws -- to the transactions
N E to be effected pursuant to my Option and this Notice. I understand that I will be responsible for paying any federal, state and local taxes that may become due upon the sale (including a sale pursuant to a "cashless exercise") or other disposition of shares of AFC Common Stock issued pursuant to this Notice and that I must consult with my own tax advisor regarding how and when such income will be reportable.

______________________________________________         ________________________
                 Signature                                        Date

_______________________________________________________________________________
                                   Address

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ASTORIA FINANCIAL CORPORATION

                   Received [CHECK ONE]: / / By Hand    / / By Mail Post Marked


                                                         ______________________
                                                              DATE OF POST MARK

By _________________________________________________     ______________________
                  AUTHORIZED SIGNATURE                        DATE OF RECEIPT
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


                  APPENDIX B TO ADVISORY BOARD OPTION AGREEMENT
                STOCK OPTIONS GRANTED PURSUANT TO SECTION 4.13(C)
      OF THE AGREEMENT AND PLAN OF MERGER DATED APRIL 2, 1998 (AS AMENDED)
       BETWEEN ASTORIA FINANCIAL CORPORATION AND LONG ISLAND BANCORP, INC.

                          BENEFICIARY DESIGNATION FORM


--------------------------------------------------------------------------------

GENERAL
INFORMATION    USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO MAY EXERCISE
               ADVISORY BOARD OPTIONS OUTSTANDING TO YOU AT THE TIME OF YOUR
               DEATH UNDER THE ADVISORY BOARD OPTION AGREEMENT DATED SEPTEMBER
               30, 1998 BETWEEN ASTORIA FINANCIAL CORPORATION AND THE OPTION
               HOLDER NAMED BELOW.

Name of Person
Making Designation _________________________ Social Security Number ___-__-____

Name of
Option Holder ______________________________ Social Security Number ___-__-____

BENEFICIARY    COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE SPECIFIED,
DESIGNATION    EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL
               HAVE AN EQUAL SHARE. IF ANY DESIGNATED BENEFICIARY PREDECEASES
               YOU, THE SHARES OF EACH REMAINING BENEFICIARY IN THE SAME CLASS
               (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person(s) as my primary Beneficiary(ies) under the Advisory Board Option Agreement, reserving the right to change or revoke this designation at any time prior to my death:

        NAME               ADDRESS           RELATIONSHIP   BIRTHDATE    SHARE
                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________                           Total=100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Advisory Board Option Agreement to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Advisory Board Options:

        NAME               ADDRESS           RELATIONSHIP   BIRTHDATE    SHARE
                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________

                   ________________________
__________________                           ____________   _________ _________%
                   ________________________                           Total=100%


S H I understand that this Beneficiary Designation shall be effective only if I E properly completed and received by the Corporate Secretary of Astoria
G R Financial Corporation prior to my death, and that it is subject to all of N E the terms and conditions of the Advisory Board Option Agreement. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Advisory Board Options.


      __________________________________________  _____________________________
                 YOUR SIGNATURE                                DATE



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This Beneficiary Designation was received by                   Comments
Astoria Financial Corporation on the date indicated.


By___________________________   __________
     Authorized Signature          Date

--------------------------------------------------------------------------------